1st Quarter 2015 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 1st Quarter 2015 April 28, 2015

1st Quarter 2015Cautionary statement This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements The Company’s actual results or outcomes may vary materially from those expressed or implied in a forward-looking statement. Accordingly, we cannot and do not provide you with any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to, the following items: 1. General business and economic conditions, including unemployment rates, movements in interest rates, the slope of the yield curve, any increase in mortgage fraud and other related activity and the changes in asset values in certain geographic markets, that affect us or our counterparties; 2. Volatile interest rates, and our ability to effectively hedge against them, which could affect, among other things, (i) the overall mortgage business, (ii) our ability to originate or acquire loans and to sell assets at a profit, (iii) prepayment speeds, (iv) our cost of funds and (v) investments in mortgage servicing rights; 3. The adequacy of our allowance for loan losses and our representation and warranty reserves; 4. Changes in accounting standards generally applicable to us and our application of such standards, including in the calculation of the fair value of our assets and liabilities; 5. Our ability to borrow funds, maintain or increase deposits or raise capital on commercially reasonable terms or at all and our ability to achieve or maintain desired capital ratios; 6. Changes in material factors affecting our loan portfolio, particularly our residential mortgage loans, and the market areas where our business is geographically concentrated or further loan portfolio or geographic concentration; 7. Changes in, or expansion of, the regulation of financial services companies and government-sponsored housing enterprises, including new legislation, regulations, rulemaking and interpretive guidance, enforcement actions, the imposition of fines and other penalties by our regulators, the impact of existing laws and regulations, new, changed or reduced roles or guidelines of government-sponsored entities, changes in regulatory capital ratios, and increases in deposit insurance premiums and special assessments of the Federal Deposit Insurance Corporation; 8. Our ability to comply with the terms and conditions of the Supervisory Agreement with the Board of Governors of the Federal Reserve and the Bank’s ability to comply with the Consent Order of the Office of Comptroller of the Currency and the Consent Order of the Consumer Financial Protection Bureau and our ability to address any further matters raised by these regulators, and other regulators or government bodies; 9. Our ability to comply with the terms and conditions of the agreement with the U.S. Department of Justice and the impact of compliance with that agreement and our ability to accurately estimate the financial impact of that agreement, including the fair value and timing of the future payments; 10. The Bank’s ability to make capital distributions and our ability to pay dividends on our capital stock or interest on our trust preferred securities; 11. Our ability to attract and retain senior management and other qualified personnel to execute our business strategy, including our entry into new lines of business, our introduction of new products and services and management of risks relating thereto, and our competing in the mortgage loan originations, mortgage servicing and commercial and retail banking lines of business; 12. Our ability to satisfy our mortgage servicing and subservicing obligations and manage repurchases and indemnity demands by mortgage loan purchasers, guarantors and insurers; 13. The outcome and cost of defending current and future legal or regulatory litigation, proceedings or investigations; 14. Our ability to create and maintain an effective risk management framework and effectively manage risk, including, among other things, market, interest rate, credit and liquidity risk, including risks relating to the cyclicality and seasonality of our mortgage banking business, litigation and regulatory risk, operational risk, counterparty risk and reputational risk; 15. The control by, and influence of, our majority stockholder; 16. A failure of, interruption in or cybersecurity attack on our network or computer systems, which could impact our ability to properly collect, process and maintain personal data, ensure ongoing mortgage and banking operations, or maintain system integrity with respect to funds settlement; 17. Our ability to meet our forecasted earnings such that we would need to establish a valuation allowance against our deferred tax asset; and 18. Our ability to remediate the material weakness in our internal control over financial reporting and to implement effective internal control over financial reporting and disclosure controls and procedures in the future and the risk of future misstatements in our financial statements if we do not complete our remediation in a timely manner or if our remediation plan is inadequate. Factors that may cause future results to differ materially from historical performance and from forward-looking statements, including but not limited to the factors listed above, may be difficult to predict, may contain uncertainties that materially affect actual results, and may be beyond our control. Also, new factors emerge from time to time, and it is not possible for our management to predict the occurrence of all such factors or to assess the effect of each such factor, or the combined effect of several of the factors at one time, on our business. Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the U.S. securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

1st Quarter 2015Executive Overview Sandro DiNello, CEO

1st Quarter 20151st quarter key highlights Solid core franchise Strong profitability • Net income of $31 million or $0.43 per diluted share in 1Q15, up $20 million or $0.36 per diluted share • Positive operating leverage, led by 15% increase in revenue and 2% decline in expenses • Average interest earning assets increased 8%; warehouse lending increased 15% Higher net gain on loan sales • Noninterest income increased $20 million to $118 million, up 20% from 4Q14 - Net gain on loan sales up 71%, led by 40 bps margin increase and 17% rise in fall-out adjusted lock volume - Partially offset by impact of faster prepayments on net return on the mortgage servicing asset and loan administration income Expense discipline • Noninterest expense declined $2 million to $137 million, down 2% from 4Q14 - Asset resolution expense decreased $6 million due to sustained de-risking efforts - Partially offset by approximately $3 million of higher expense related to increased mortgage origination activity Improved asset quality • Sold $331 million of lower performing loans - Adjusted charge-offs improved to 45 bps - Provision expense decreased $8 million, reflecting the release of excess reserves associated with loan sales - Allowance to loans held for investment remained strong at 5.7% Robust capital and liquidity • Tier 1 leverage remains solid at 12.0%; limited impact of Basel III phase-in • Increased on-balance sheet liquidity to 20.6% of total assets(1) • Largest bank headquartered in Michigan, with $11.6 billion in assets, $7.5 billion of deposits and 107 branches • Mortgage origination (9th largest) and servicing (top 20) franchises have national scale 1) Liquid assets include interest earning deposits and investment securities; a 5% haircut is applied to investment securities to estimate liquidation costs. 4

1st Quarter 2015Financial Overview Jim Ciroli, CFO

Quarterly income comparison

1st Quarter 2015

$mm

	Q1 2015	Q4 2014	Variance
Net interest income	$64.9	$61.3	$3.6
Provision for loan losses	(3.5)	5.0	8.4
Net interest income after provision for loan losses	A 68.4	56.3	12.1
Net gain on loan sales	B1 91.3	53.5	37.8
Loan fees and charges	17.0	16.8	0.2
Loan administration income	4.3	5.5	(1.1)
Net return on the mortgage servicing asset	B2 (2.4)	1.6	(4.0)
Representation and warranty provision	1.5	6.1	(4.6)
Other noninterest income	C 6.6	15.0	(8.5)
Total noninterest income	118.3	98.4	19.9
Gain sale / total revenue	*49%*	*35%*	*14%*
Compensation and benefits	60.8	59.0	(1.8)
Commissions	10.4	9.3	(1.1)
Other noninterest expenses	65.8	71.0	5.2
Total noninterest expense	D 137.0	139.2	2.2
Adjusted efficiency ratio(1)	*75%*	*91%*	*15%*
Income before income taxes	**49.7**	**15.5**	**34.2**
Provision for income taxes	E 18.2	4.4	(13.8)
Net income	**$31.5**	**$11.1**	**$20.4**
Diluted earnings per share	**$0.43**	**$0.07**	**$0.36**
Profitability			
Net interest margin	2.75%	2.80%	-5 bps
Mortgage rate lock commitments, fallout adjusted	$7,185	$6,156	$1,029
Gain on loan sale margin(2)	1.27%	0.87%	40 bps

1) See non-GAAP reconciliation in the appendix.
2) Expressed as a percent of fallout adjusted locks.

Observations

A Provision for loan losses

- 1st quarter provision for loan losses benefited from:
  - the sale of troubled debt restructuring loans that released excess reserves
  - improved asset quality & delinquencies
- NIM decline primarily due to increased FHLB advances offset by increased interest income

B Net gain on loan sales / net return on MSR

- Substantial increase in net gain on loan sales resulted from:
  - 40 bps margin increase driven by economic factors and customer service enhancements
  - 17% increase in fall-out adjusted locks
- Net return on MSR decreased due to first quarter CPR of ~22%

C Other noninterest income

- Reduction in the fair value of HELOCs

D Noninterest expense

- Noninterest expense declined 2%
  - $6 million lower asset resolution expense due to sustained de-risking efforts
  - Approximately $3 million higher expense related to increased mortgage originations

E Provision for income taxes

- The effective tax rate for the first quarter increased to 36.6%, resulting from year end state tax true-ups and a lower level of pre-tax income

6

Flagstar Bancorp

1st Quarter 2015 112 6 8 5 (3)(2) 5 (6) 12 18 14 13 8 $122 $29 $24 $12 $3 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Provision for loan losses Representation and warranty provision Asset resolution expense Nonperforming loans ($mm) 7 Credit related costs • Lower credit-related costs driven by sustained efforts to de-risk the balance sheet Quart rly credit-related costs, adjusted(1) ($mm) 1) See non-GAAP reconciliations in the appendix for excluded items in Q3 2014.

1st Quarter 2015 Book value per share • Price to book of 74% based on closing price as of April 27, 2015 Strong balance sheet • Deposits are a significant portion of our funding - Total deposits comprise 74% of liabilities - Core deposits comprise 45% of liabilities • Common equity / assets of 10% 1) Consumer loans include second mortgage, HELOC and other consumer loans; commercial loans include commercial real estate and commercial & industrial loans. Balance sheet highlights $mm Observations Balance sheet growth • Total assets up 18% to $11.6B • Asset growth led by loans HFS, investment portfolio and warehouse lending 3/31/2015 12/31/2014 Variance Total Assets $11,571 $9,840 $1,731 Cash and cash equivalents $241 $136 $105 Investment securities 2,295 1,672 623 Liquid assets $2,536 $1,808 $728 Residential first mortgages $2,013 $2,194 ($181) Consumer loans(1) 492 436 56 Commercial loans(1) 1,043 1,049 (6) Warehouse loans 1,083 769 315 Loans, held for investment $4,631 $4,448 $183 Loans held for sale 2,097 1,244 853 Loans with government guarantees 704 1,128 (424) Total loans $7,432 $6,820 $612 Mortgage servicing rights $279 $258 $21 Book value per common share $20.43 $19.64 $0.79 8

1st Quarter 2015 9 Asset quality • Sale of performing TDRs significantly enhanced asset quality Performing TDRs and NPLs ($mm) 374 372 366 362 111 111 120 107 120 84 $485 $492 $473 $482 $195 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option. Representation & warranty ($mm)Allowance coverage¹ (% of loans HFI) 8.1% 7.4% 7.6% 7.0% 5.7% 10.9% 10.8% 11.1% 11.0% 9.5% 2.0% 1.7% 1.9% 1.7% 1.5% 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 Total Consumer Commercial $69 $54 $31 $43 $58 $48 $50 $57 $53 $53 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 Pipeline Reserve Net charge-offs ($mm) 10.0 7.2 6.8 6.0 4.6 2.3 6.3 3.0 36.0 $12.3 $7.2 $13.1 $9.0 $40.5 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Charge-offs Charge-offs from asset sales

1st Quarter 2015Robust capital and liquidity Basel III implementation overview • 3 year phase-in period, starting January 1, 2015 – January 1, 2018 • DTA and MSR assets are limited to 10% individually and 15% on a combined basis of common equity Tier 1 capital (CET-1) • DTA and MSR assets are weighted at 250% of the amount included in risk weighted assets (RWA) • Average quarterly assets, rather than end of period assets, are measured for the Tier 1 leverage ratio Basel III phase-in as of 3/31/15 vs 12/31/14 pro forma(1) 12.5% 16.7% 23.3% 24.6% 12.0% 15.4% 21.3% 22.6% Tier 1 leverage CET-1 to RWA Tier 1 to RWA Total RBC to RWA 12/31/14 pro forma 3/31/15 Impact of asset growth • Planned loan growth and higher levels of loans held for sale reduced capital ratios • Flagstar continues to maintain strong capital ratios with the partial phase-in of Basel III regulations 10 1) Please see non-GAAP tables in the appendix. Pro-forma capital ratios as of 3/31/15(1) 12.0% 15.4% 10.3% 9.4% 7.0% 8.3% Tier 1 Leverage CET-1 to RWA 3/31/2015 Basel III fully phased-in Basel III & payoff TARP 1) Please see non-GAAP tables in the appendix.

1st Quarter 2015Business Segment Overview Lee Smith, COO

1st Quarter 2015 • Flagstar is investing in its community banking franchise to diversify and grow its earnings stream Community banking 12 Average commercial loans ($bn) Commercial loan total commitments ($bn) Average consumer loans ($bn) Average deposits(1) ($bn) 0.2 0.3 0.4 0.4 0.4 0.4 0.5 0.6 0.6 0.6 0.3 0.4 0.6 0.5 0.6 $0.9 $1.2 $1.5 $1.5 $1.7 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Commercial and Industrial Commercial Real Estate Warehouse 0.5 0.6 0.6 0.7 0.7 0.6 0.6 0.7 0.8 0.8 1.9 1.6 1.4 1.6 1.7 $3.0 $2.9 $2.8 $3.1 $3.2 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 Commercial and Industrial Commercial Real Estate Warehouse 2.6 2.4 2.3 2.2 2.2 $2.9 $2.7 $2.6 $2.5 $2.6 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Residential First Residential Second Other Consumer 3.9 4.1 4.3 4.5 4.7 1.0 0.9 0.9 0.8 0.8 0.7 0.8 0.9 1.0 1.0 $5.6 $5.8 $6.2 $6.3 $6.4 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Retail excluding CDs Retail CDs Government 1) Excludes company controlled deposits which are not included as part of community banking.

1st Quarter 2015 3.0 3.7 4.4 4.1 4.6 1.2 1.5 1.9 1.6 1.4 $4.9 $6.0 $7.2 $6.6 $7.2 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Conventional Government Jumbo Mortgage originations 13 Closings by purpose(1) ($bn) 2.8 3.9 4.5 3.5 2.6 2.1 2.1 2.7 3.1 4.6 $4.9 $6.0 $7.2 $6.6 $7.2 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Purchase originations Refinance originations Closings by mortgage type(1) ($bn) 60% 62% 61% 62% 64%Conforming(%) Gain on loan sale(1) – revenue and margin $45.3 $54.8 $52.2 $53.5 $91.3 0.93% 0.82% 0.83% 0.87% 1.27% 0.00% 0.50% 1.00% 1.50% 2.00% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Fallout adjusted locks ($bn) $4.9 $6.7 $6.3 $6.2 $7.2 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 1) Based on fallout adjusted locks. • Flagstar has enhanced its mortgage originations business to improve customer service and profitability 1) Closings refer to residential first mortgage loans originated during the quarter 16% 16% 15% 14% 12%FHA (%)

1st Quarter 2015Mortgage servicing 14 Fannie 47% Freddie 8% Ginnie 37% HFI / Other 7% Breakdown of loans serviced MSR / regulatory capital(1) • Flagstar continues to execute on its MSR sales strategy to manage concentration levels Loans serviced (‘000) $ UPB of MSRs sold(1) ($bn) $0.5 $8.8 $4.9 $6.4 $2.8 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 146 127 123 118 126 195 213 238 238 231 34 32 27 26 27 376 372 388 383 385 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 Serviced for Others Subserviced for Others Flagstar Loans HFI 1) Includes bulk and flow sales. 86% 37% 50% 42% 45% 39% 31% 56% 22% 28% 24% 25% 22% 22% 9/30/13 12/31/13 3/31/2014 6/30/2014 9/30/14 12/31/2014 3/31/2015 MSR to Tier 1 Common MSR to Tier 1 Capital 1) Regulator ratios reported under Basel III as of 3/31/2015 and Basel 1 as of 12/31/2014. Please see appendix for non-GAAP calculations.

Interest-only loan portfolio

Overview

1st Quarter 2015

- Flagstar's continues to effectively manage the reset risk of its I/O portfolio on a pro-active basis

Key highlights

- Flagstar retains a $552mm IO portfolio that will reset from 2015-17
- The portfolio is well seasoned and naturally running off, with 69% <90% LTV
- I/O reserve was $88mm at the end of Q1 2015
- Flagstar is aggressively managing this portfolio with proactive calling campaigns and refinancing/modification opportunities
  - 100% right party contact for resets that occurred during Q1 2015
  - 97.5% right party contact for resets that will occur during Q2 2015
- 47% of portfolio is in CA/FL where it benefits from significant house price appreciation

I/O reset by year



UPB ($mm)
Payment shock to average current monthly payment
Payment shock to average original monthly payment
$236
106%
13%
$52
103%
3%
$229
79%
13%
$35
97%
9%
2015
2016
2017
Thereafter

FICO & LTV (as of March 31, 2014)

Current LTVs

Current FICOs	$ <70	$ 70-79	$ 80-89	$ 90-99	$ 100+	$ Total	% <70	% 70-79	% 80-89	% 90-99	% 100+	% Total
740+	$85	$60	$57	$55	$32	$288	15%	11%	10%	10%	6%	52%
700-739	$27	$15	$30	$21	$13	$107	5%	3%	6%	4%	2%	19%
660-699	$17	$11	$16	$20	$9	$72	3%	2%	3%	4%	2%	13%
620-659	$8	$9	$13	$7	$5	$42	1%	2%	2%	1%	1%	8%
<620	$13	$9	$9	$7	$5	$43	2%	2%	2%	1%	1%	8%
Total	**$150**	**$104**	**$126**	**$110**	**$63**	**$552**	**27%**	**19%**	**23%**	**20%**	**11%**	**100%**

15

Flagstar Bancorp

1st Quarter 2015 15 64 52 22 279 84 11 72 107 92 229 248 2 Payments 3 Payments 4 Payments 5 Payments 6 - 11 Payments 12 or More Payments through 12/31/14 through 3/31/15 1.4% 9.5% 14.1% 12.1% 30.2% 32.7% Interest-only loan portfolio (cont’d) Aging of cash flow resets 16 Cash flow resets by payments made after reset Note: January 1, 2013 through March 31, 2015% • Flagstar continues to see strong performance on reset I/O loans Resets through March 31, 2015 Quantity UPB ($mm) UPB % Paid in full 367 $129 24.9% Cash flow resets 759 212 40.9% Loan Sales 292 102 19.7% Modifications 36 11 2.1% Charge-off / foreclosure 141 37 7.1% Default servicing 38 11 2.1% Total resolutions 1,633 $501 96.8% In-process 63 16 3.2% Total resets 1,696 $518 100.0%

1st Quarter 2015Adjusted noninterest expenses(1) Quarterly noninterest expenses(1) ($mm) 124.3 111.8 120.0 119.3 15.0 16.7 20.8 19.9 114.9 22.1 $139.3 $128.5 $140.8 $139.2 $137.0 $0 $50 $100 $150 $200 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Fixed expense Variable expense Note: Fixed expenses include compensation and benefits, occupancy and equipment, FDIC premiums, asset resolution, legal and professional expense, and other noninterest expense; Variable expenses include commissions and loan processing expense 1) See non-GAAP reconciliations in the appendix for excluded items. Quarters with adjusted totals include Q2 2014 and Q3 2014. 17 • Flagstar expense discipline is substantially contributing to positive operating leverage Annualized noninterest expense run-rate(1) ($mm) 611.2 534.8 130.8 82.4 475.3 72.4 $742.0 $617.2 $547.7 $0 $200 $400 $600 $800 1H 2013 2H 2013 FY 2014 Fixed expense Variable expense

1st Quarter 2015Closing Remarks / Q&A Sandro DiNello, CEO

1st Quarter 2015Guidance(1)(2) 19 1) See cautionary statements on slide 1. 2) All assumptions and estimates are subject to change and may impact 2015 2nd quarter outlook. Net interest income and margin • Net interest income increases approximately 10% • Earning assets grows modestly, led by loans held-for-investment • Net interest margin remains stable Mortgage originations • Fallout adjusted mortgage locks remain flat; seasonal effect of Q2 will likely replace the benefit of low rates in Q1 • Mortgage closings increase 10 - 15% Gain on loan sales • Gain on loan sale margin expected to decline Net servicing revenue • Net loan administration income to remain flat • Net return on the mortgage servicing to remain under pressure given elevated prepayment rates MSR to Tier 1 capital ratio • MSR to Tier 1 ratio consistent with 3/31/15 levels Credit related costs • Provision for loan losses in Q2 to approximate Q1 charge-offs (adjusted for loan sales) • No material change in allowance for loan losses anticipated • Asset resolution expenses and representation and warranty expected to remain flat Noninterest expenses • Noninterest expenses to be between $135 - $140 million. 2015 2nd quarter outlook Income tax expense • Effective rate in Q1 is expected to remain constant for Q2

1st Quarter 2015Appendix Company overview 21 Financial performance 23 Community banking segment 25 Mortgage origination segment 31 Mortgage servicing segment 33 Capital and liquidity 34 Asset quality 37 Non-GAAP reconciliation 47

1st Quarter 2015Strong core franchise 21 Community bank • Largest Michigan based bank • #7 in deposit market share • $11.6bn of assets • $7.5bn of deposits • 107 branches Mortgage originator • 9th largest originator nationally • Originated more than $25bn of residential mortgage loans during the last 12 months Mortgage servicer • 17th largest combined servicer of mortgage loans nationwide • Currently servicing nearly 400k loans • Scalable mortgage platform to service up to 1mm loans COMPANY OVERVIEW

COMPANY OVERVIEW

1st Quarter 2015

Substantial progress rebuilding Flagstar

2013 | 2014 | 2015

Risk mitigation

- **5/2/13** Settlement with MBIA for $110mm
- **6/21/13** Settlement with Assured Guaranty for $105mm
- **11/6/13** Settlement with Fannie Mae R&W liability of $121mm for pre-2009 mortgages
- **12/30/13** Settlement with Freddie Mac R&W liability of $11mm for pre-2009 mortgages
- **FY 2013** Completed the sales of $508mm UPB of NPLs and TDRs
- **Q1 2014** Bolstered LLR by $100mm to raise resi I/O loss estimation from 12 to 18 months
- **9/29/14** Settlement with CFPB related to loss mitigation and default servicing practices
- **FY 2014** Completed the sales of $72mm UPB of NPLs and TDRs
- **Q1 2015** Completed the sales of $331mm UPB of NPLs and TDRs

Management

- **3/4/13** Mike Flynn becomes General Counsel
- **5/17/13** Sandro DiNello becomes CEO, Lee Smith becomes COO
- **6/23/14** Stephen Figliuolo becomes CRO
- **8/4/2014** James Ciroli becomes CFO
- **12/1/2014** Andy Fornarola becomes Director of Community Banking

Achievements

- **7/17/13** Announced outsourcing of default servicing and intent to service only performing
- **8/28/13** Announced marketing partnership with Detroit Red Wings
- **12/18/13** Announced sale of $40.7bn of MSRs to Two Harbors, retaining subservicing
- **Q4 2013** Repaid $2.9bn of high cost FHLB advances
- **1/16/14** Announced restructuring to complete ~$200mm of operating expense reductions
- **1/22/14** Announced reversal of $410mm DTA valuation allowance

22

Flagstar Bancorp

FINANCIAL PERFORMANCE
1st Quarter 2015

Consolidated financial highlights

$mm	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Balance Sheet					
Gross loans HFS	$1,674	$1,343	$1,469	$1,244	$2,097
Gross loans HFI	$4,020	$4,359	$4,185	$4,448	$4,631
Government guaranteed loans	$1,267	$1,218	$1,192	$1,128	$704
MSR	$320	$289	$285	$258	$279
Total assets	$9,611	$9,933	$9,625	$9,840	$11,571
Deposits	$6,310	$6,644	$7,234	$7,069	$7,549
FHLB borrowings	$1,125	$1,032	$150	$514	$1,625
Trust preferred	$247	$247	$247	$247	$247
Preferred equity	$267	$267	$267	$267	$267
Common equity	$1,085	$1,119	$1,085	$1,106	$1,153
% common equity of total assets	**11.3%**	**11.3%**	**11.3%**	**11.2%**	**10.0%**
Income Statement					
Net interest income	$58	$62	$64	$61	$65
Gain on loan sales	$45	$55	$52	$54	$91
Other noninterest income	$30	$48	$33	$45	$27
Noninterest expense	($139)	($121)	($179)	($139)	($137)
Pre-provision net revenue (expense)	($6)	$44	($30)	$20	$46
Provision for loan losses	($112)	($6)	($8)	($5)	$4
Income (loss) before taxes	($118)	$37	($38)	$16	$50
PPNR / average assets	**-0.3%**	**1.8%**	**-1.2%**	**0.8%**	**1.7%**
Credit					
ALLL	$307	$306	$301	$297	$253
ALLL as a % of loans HFI (excl FV)	8.1%	7.4%	7.6%	7.0%	5.7%
NPAs to total assets	1.48%	1.54%	1.40%	1.42%	0.87%
Operations					
Number of banking centers	106	106	106	107	107
Number of loan origination centers	33	32	32	16	16
# of employees	2,798	2,741	2,725	2,739	2,680

23

Flagstar Bancorp

FINANCIAL PERFORMANCE

1st Quarter 2015

Consolidated financial highlights

$mm

	2009	2010	2011	2012	2013	2014
Balance Sheet						
Gross loans HFS	$1,970	$2,585	$1,801	$3,940	$1,480	$1,244
Gross loans HFI	$7,714	$6,305	$7,039	$5,438	$4,056	$4,448
Government guaranteed loans	$826	$1,675	$1,899	$1,841	$1,274	$1,128
MSR	$649	$580	$510	$711	$285	$258
Total assets	$14,013	$13,644	$13,637	$14,082	$9,407	$9,840
Deposits	$8,778	$7,998	$7,690	$8,294	$6,140	$7,069
FHLB borrowings	$3,900	$3,725	$3,953	$3,180	$988	$514
Trust preferred	$299	$247	$247	$247	$247	$247
Preferred equity	$244	$249	$255	$260	$266	$267
Common equity	$353	$1,010	$825	$899	$1,160	$1,106
% common equity of total assets	**2.5%**	**7.4%**	**6.0%**	**6.4%**	**12.3%**	**11.2%**
Income Statement						
Net interest income	$219	$211	$245	$297	$187	$246
Gain on loan sales	$501	$297	$301	$991	$402	$206
Other noninterest income	$22	$157	$85	$30	$250	$155
Noninterest expense	($680)	($611)	($635)	($990)	($918)	($579)
Pre-provision net revenue (expense)	$63	$54	($4)	$329	($79)	$28
Provision for loan losses	($504)	($426)	($177)	($276)	($70)	($132)
Income (loss) before taxes	($442)	($373)	($181)	$53	($149)	($103)
PPNR / average assets	**0.4%**	**0.4%**	**-0.0%**	**2.4%**	**-0.7%**	**0.3%**
Credit						
ALLL	$524	$274	$318	$305	$207	$297
ALLL as a % of loans HFI (excl FV)	6.8%	4.4%	4.5%	5.6%	5.4%	7.0%
NPAs to total assets	9.2%	4.4%	4.4%	3.7%	2.0%	1.4%
Operations						
Number of banking centers	165	162	113	111	111	107
Number of loan origination centers	32	27	27	31	39	16
# of employees	3,411	3,279	3,136	3,662	3,253	2,739

24

Flagstar Bancorp

1st Quarter 2015 Deposits Portfolio and strategy overview 4.9 5.0 5.2 5.3 5.5 $6.2 $6.5 $7.0 $7.1 $7.4 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Retail deposits Other deposits Total average deposits ($bn) +18.7% YOY • Flagstar gathers deposits from consumers, small businesses and select governmental entities – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on gathering core DDA deposits from small business and consumers and represents $0.5bn of the overall deposit growth – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with predominately MI governmental entities – Cost of total deposits equal to 0.51% DDA 12% Savings 48%MMDA 3% CD 11% Company controlled 13% Government & other 13% 74% retail Total : $7.4n 0.51% cost of total deposits Q1 2015 total average deposits 25 COMMUNITY BANKING

1st Quarter 2015Focus on driving consumer deposit growth Key retail accomplishments • 3% growth in total personal savings accounts during Q1 2015 • 5% increase in average personal savings deposits per branch during Q1 2015 • Retail deposit fees are 2% higher than prior quarter and 12% higher than 2014 average Average consumer deposits ($mm) $4,765 $4,863 $5,063 $5,124 $5,236 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 26 Affinity Relationships COMMUNITY BANKING

1st Quarter 2015 Deposit channel overviews: Commercial, Company Controlled, Government Average commercial ($mm) $151 $172 $175 $191 $214 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Average company controlled ($mm) $616 $682 $865 $836 $952 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Average government ($mm) $674 $803 $944 $994 $962 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 • Arise due to servicing of loans for others and represent the portion of the investor custodial accounts on deposit with the Bank • Approximately $660mm of additional deposits are available at 3/31/2015 to return to our balance sheet once certain conditions are met • Cost of deposit: 0.00% (highly efficient funding) • We call on local governmental agencies, and other public units, as an additional source for deposit funding • Cost of deposit: 0.43% • Over the past year, treasury management services has driven: – 32% growth in commercial deposits – 102% growth in fee income • Cost of deposit: 0.24% 27 COMMUNITY BANKING

COMMUNITY BANKING
1st Quarter 2015

Lending

Portfolio and strategy overview

- **Flagstar's largest category of earning assets consists of loans held-for-investment, currently $4.4bn, gross**
  - Loans to consumers consist of residential first mortgage loans, HELOC and other
  - C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity
  - Warehouse loans are extended to other mortgage lenders, offering attractive risk-adjusted returns
- **Flagstar maintains a balance of mortgage loans held for sale, currently $1.2bn**
  - Essentially all of our mortgage loans produced are sold into the secondary market on a whole loan basis or by securitizing the loans into MBS
  - Flagstar has the option to direct a portion of the mortgage loans it originates to its own balance sheet
- **Flagstar also has a portfolio of FHA-insured or guaranteed delinquent loans securitized in Ginnie Mae pools, which it repurchases from time to time**

Total average loans ($bn)


Loans HFS
Gross Loans HFI
Government Guaranteed Loans
$6.6
1.3
4.0
1.3
Q1 2014
$6.8
1.2
4.1
1.5
Q2 2014
$7.1
1.2
4.2
1.7
Q3 2014
$7.0
1.1
4.2
1.7
Q4 2014
$7.0
0.9
4.3
1.8
Q1 2015
Q1 2015 average gross loans
1st Mortgage HFS 26%
1st Mortgage HFI 31%
2nds, HELOC & other 6%
Warehouse 9%
CRE and C&I 15%
GNMA buyouts 13%

28

Flagstar Bancorp

1st Quarter 2015 $1.8 $1.3 $1.2 $1.3 $1.1 C&I, $408 , 19% CRE, $635 , 30% Warehouse, $1,083 , 51% Gross outstandings : $2,126mm Total commitments: $3,144mm Yield: 3.48% Commercial loan balances ($bn) 0.3 0.3 0.4 0.4 0.4 0.5 0.5 0.6 0.6 0.6 0.4 0.7 0.6 0.8 1.1 $1.2 $1.5 $1.5 $1.8 $2.1 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 Commercial & Industrial Commercial Real Estate Warehouse 77% YOY Increase 3/31/15 commercial loan portfolio (%) Note: Commercial & Industrial loans include commercial lease financings Lending: Commercial Building an in-footprint C&I and CRE platform 29 Unfunded commitment out. ($bn) COMMUNITY BANKING Note: Commercial & Industrial loans include commercial lease financings

1st Quarter 2015 Lending: Commercial Predominately in-footprint and well diversified 30 COMMUNITY BANKING MI 58% SC 10% MN 9% OH 8% CA 7% Other 8% Services 42% Financial / Insurance 28% Manufact. 17% Distribution 12% Govt & Educ. 1% MI 79% CA 4% GA 4% NC 3% NY 2% Other 8% Office 22% Retail 22% Multifamily 19% Industrial 7% Owner- Occupied Real Estate 22% Other 8% CRE as of 3/31/15 - $635 MM (61% of total commercial loans) C&I as of 3/31/15 - $408 MM (39% of total commercial loans) Property type: Property location: Borrower location: Borrower type:

1st Quarter 2015 Mortgages are originated primarily through the correspondent channel 31 Residential mortgage originations by channel ($bn) $3.5 $4.4 $5.3 $4.8 $5.0 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Correspondent Broker Retail $1.1 $1.3 $1.5 $1.5 $1.8 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 $0.2 $0.3 $0.3 $0.3 $0.4 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 • ~700 correspondent partners in 50 states in Q1 2015 • Top 10 relationships account for 19% of overall correspondent volume • Warehouse lines to over 240 correspondent relationships • ~550 brokerage relationships in 50 states in Q1 2015 • Top 10 relationships account for 25% of overall brokerage volume • 16 standalone home centers in 11 states • Consumer direct is 35% of retail volume MORTGAGE ORIGINATIONS

1st Quarter 2015Third-party originator oversight • Flagstar has been actively managing its Third-party Originator (“TPO”) relationships to optimize risk and profitability – Has maintained consistent market share while halving TPO relationships 32 Number of third party originators 2,681 2,011 1,369 1,246 12/31/2012 12/31/2013 12/31/2014 3/31/2015 MORTGAGE ORIGINATIONS

1st Quarter 2015Net return on mortgage servicing asset MORTGAGE SERVICING 33 $ return – MSR asset % return – MSR asset $ Return Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Net hedged profit (loss) ($0.0) $0.6 ($0.5) $0.4 ($4.0) Carry on asset 16.7              16.1              16.3              15.2              17.8              Run‐off (4.9)               (6.9)               (8.8)               (10.4)            (14.6)            Recurring MSR yield $11.8 $9.7 $6.9 $5.2 ($0.8) Sale transaction & P/L 4.3                (4.7)               (2.3)               (3.6)               (1.6)               Model Changes ‐                ‐                (3.3)               ‐                ‐                Total MSR yield $16.1 $5.0 $1.3 $1.6 ($2.4) Average MSR Balance $300 $291 $295 $280 $265 % Return Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Net hedged profit (loss) 0.0% 0.8% ‐0.7% 0.6% ‐6.1% Carry on asset 22.6% 22.1% 21.9% 21.5% 27.2% Run‐off ‐6.6% ‐9.5% ‐11.8% ‐14.7% ‐22.3% Gross MSR yield 16.0% 13.4% 9.3% 7.4% ‐1.3% Sale transaction & P/L 5.9% ‐6.5% ‐3.1% ‐5.1% ‐2.4% Model Changes 0.0% 0.0% ‐4.5% 0.0% 0.0% Net MSR yield 21.8% 6.9% 1.8% 2.3% ‐3.7%

1st Quarter 2015Enviable liquidity position Gross loans/deposits Available liquidity/total assets 27% 20% 20% 18% 28% 64% 66% 58% 63% 61% 20% 18% 16% 16% 9% 110% 104% 95% 96% 98% 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 Gross loans HFS Gross loans HFI Gov. insured loans 34 CAPITAL AND LIQUIDITY 14% 17% 14% 17% 21% 18% 18% 29% 22% 13% 31% 34% 43% 39% 33% 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/2015 Cash + AFS / assets FHLB borrowing capacity / assets

1st Quarter 2015Available liquidity and funding 35 CAPITAL AND LIQUIDITY Quarter end balances and ratios($mm) Available liquidity 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 Interest earning deposits $162 $135 $62 $87 $198 Investment & trading securities $1,207 $1,606 $1,378 $1,672 $2,295 Less: securities haircut (60) (80) (69) (84) (115) Less: pledged collateral (4) (2) (1) (0) - Liquid assets $1,305 $1,658 $1,371 $1,675 $2,379 FHLB borrowing capacity $1,708 $1,766 $2,775 $2,200 $1,476 Total available liquidity $3,014 $3,424 $4,145 $3,875 $3,855 Liquid assets as a % of total assets 12.9% 15.9% 13.5% 16.2% 19.6% FHLB Capacity as a % of total assets 17.8% 17.8% 28.8% 22.4% 12.8% Available liquidity as a % of total assets 31.4% 34.5% 43.1% 39.4% 33.3% Funding 3/31/14 6/30/14 9/30/14 12/31/14 3/31/15 Brokered deposits $318 $357 $354 $392 $361 FHLB advances 1,125 1,032 150 514 1,625 Other debt 349 345 340 331 317 Total wholesale funding $1,792 $1,734 $844 $1,237 $2,303 Wholesale funding as a % of total assets 18.6% 17.5% 8.8% 12.6% 19.9%

CAPITAL AND LIQUIDITY

1st Quarter 2015

Composition of liabilities

Quarter end liabilities ($mm)

($ in mm)	3/31/2014		6/30/2014		9/30/2014		12/31/2014		3/31/2015	
	Balance	Mix	Balance	Mix	Balance	Mix	Balance	Mix	Balance	Mix
Retail deposits										
Demand	$700	8.5%	$707	8.3%	$685	8.3%	$726	8.6%	$751	7.4%
Savings	2,918	35.3%	3,105	36.3%	3,311	40.0%	3,427	40.5%	3,642	35.9%
Money market	246	3.0%	231	2.7%	220	2.7%	209	2.5%	196	1.9%
Certificates of deposit	956	11.6%	926	10.8%	854	10.3%	807	9.5%	769	7.6%
Total retail	**$4,820**	**58.4%**	**$4,969**	**58.1%**	**$5,070**	**61.3%**	**$5,169**	**61.0%**	**$5,358**	**52.8%**
Commercial deposits										
Demand	$111	1.3%	$106	1.2%	$121	1.5%	$133	1.6%	$139	1.4%
Savings	26	0.3%	33	0.4%	27	0.3%	27	0.3%	35	0.3%
Money market	25	0.3%	35	0.4%	37	0.4%	43	0.5%	56	0.6%
Certificates of deposit	3	0.0%	1	0.0%	1	0.0%	5	0.1%	6	0.1%
Total commercial	**$165**	**2.0%**	**$175**	**2.0%**	**$186**	**2.2%**	**$208**	**2.5%**	**$236**	**2.3%**
Government deposits										
Demand	$143	1.7%	$175	2.0%	$292	3.5%	$246	2.9%	$346	3.4%
Savings	251	3.0%	300	3.5%	410	5.0%	317	3.7%	356	3.5%
Certificates of deposit	337	4.1%	340	4.0%	376	4.5%	355	4.2%	240	2.4%
Total government	**$731**	**8.9%**	**$815**	**9.5%**	**$1,078**	**13.0%**	**$918**	**10.8%**	**$943**	**9.3%**
Company controlled deposits	$593	7.2%	$685	8.0%	$900	10.9%	$773	9.1%	$1,012	10.0%
Total deposits	**$6,310**	**76.4%**	**$6,644**	**77.7%**	**$7,234**	**87.4%**	**$7,069**	**83.5%**	**$7,549**	**74.4%**
FHLB Advances	1,125	13.6%	1,032	12.1%	150	1.8%	514	6.1%	1,625	16.0%
Other debt	349	4.2%	345	4.0%	340	4.1%	331	3.9%	317	3.1%
Other liabilities	476	5.8%	527	6.2%	550	6.6%	553	6.5%	660	6.5%
Total liabilities	**$8,260**	**100.0%**	**$8,547**	**100.0%**	**$8,274**	**100.0%**	**$8,467**	**100.0%**	**$10,152**	**100.0%**

36

Flagstar Bancorp

1st Quarter 2015Representation & Warranty reserve details (in millions) 3/31/14 6/30/14 9/30/14 12/31/14 3/31/14 Beginning balance $54.0 $48.0 $50.0 $57.0 $53.0 Additions (0.4) 7.0 14.5 (4.2) 0.4 Net charge-offs (5.6) (5.0) (7.5) 0.2 (0.4) Ending Balance $48.0 $50.0 $57.0 $53.0 $53.0 $69 $54 $31 $43 $58 3/31/2014 6/30/2014 9/30/2014 12/31/2014 3/31/15 Repurchase pipeline ($mm)Repurchase reserve ($mm) 1,076 935 766 988 1,185 640 646 588 487 449 1,716 169 1,581 150 1,354 177 1,475 265 1,634 237 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Fannie Mae Freddie Mac Fannie Mae Freddie Mac Audit file pulls Repurchase demands Repurchase activity with Fannie and Freddie Repurchase demands / file pulls 10% 10% 13%37% 37 18% • Claims experience continues to perform better than what we have modeled • Encouraged by government efforts to assess risk-based penalties on documentation flaws ASSET QUALITY

ASSET QUALITY
1st Quarter 2015

First mortgage portfolio – by state

First mortgage portfolio, by state ($ in 000's)

	Loans Held for Sale					Loans Held for Investment				
State	ARM	Fixed	Balloon	Total	% of Total	ARM	Fixed	Balloon	Total	% of Total
CA	$81,693	$0	$741,396	$823,089	39.5%	$547,339	$127,264	$0	$674,603	33.5%
FL	11,693	125	149,273	161,091	7.7%	187,879	67,841	721	256,441	12.7%
MI	3,201	481	118,759	122,441	5.9%	165,134	49,995	955	216,084	10.7%
WA	7,086	-	45,937	53,023	2.5%	69,109	21,464	-	90,574	4.5%
AZ	2,912	-	54,204	57,116	2.7%	57,962	16,543	-	74,505	3.7%
CO	3,479	-	54,922	58,401	2.8%	34,522	8,381	-	42,903	2.1%
MD	1,273	-	40,006	41,279	2.0%	39,072	14,720	246	54,038	2.7%
NY	2,212	-	62,175	64,386	3.1%	20,857	18,636	534	40,026	2.0%
VA	2,310	-	31,745	34,055	1.6%	33,991	8,060	393	42,444	2.1%
TX	6,369	-	139,553	145,922	7.0%	35,334	19,596	-	54,930	2.7%
NJ	1,355	-	41,067	42,421	2.0%	23,792	13,288	713	37,793	1.9%
NV	912	-	7,953	8,865	0.4%	26,103	5,844	343	32,290	1.6%
IL	3,588	-	51,590	55,178	2.7%	31,930	16,125	307	48,363	2.4%
GA	439	-	25,717	26,156	1.3%	25,620	10,579	208	36,408	1.8%
OH	43	-	24,146	24,189	1.2%	17,858	5,807	302	23,967	1.2%
OTHER	16,822	165	346,697	363,685	17.5%	192,160	94,011	2,608	288,779	14.3%
Total	$145,387	$771	$1,935,142	$2,081,300	100.0%	$1,508,662	$498,156	$7,330	$2,014,148	100.0%

Note: Reflects unpaid principal balance, net of write downs, of underlying loans before accounting adjustments for discounts and other items.

38

Flagstar Bancorp

1st Quarter 2015First mortgage portfolio – by vintage ASSET QUALITY 39 First mortgage portfolio, by vintage ($ in 000’s) Vintage ARM Fixed Balloon Total % of Total ARM Fixed Balloon Total % of Total Older $114 $187 $0 $301 0.0% $120,582 $21,258 $130 $141,970 7.0% 2004 556 613 - 1,169 0.1% 298,876 7,465 948 307,290 15.3% 2005 345 691 125 1,162 0.1% 362,599 12,813 400 375,813 18.7% 2006 11 1,185 - 1,196 0.1% 77,468 57,830 686 135,985 6.8% 2007 87 3,472 646 4,205 0.2% 186,445 213,926 4,290 404,661 20.1% 2008 - 8,960 - 8,960 0.4% 7,561 55,869 815 64,245 3.2% 2009 - 9,165 - 9,165 0.4% 5,683 21,475 - 27,158 1.3% 2010 - 2,689 - 2,689 0.1% 5,100 8,737 - 13,837 0.7% 2011 - 1,202 - 1,202 0.1% 12,709 10,694 60 23,463 1.2% 2012 - 879 - 879 0.0% 7,282 12,307 - 19,588 1.0% 2013 7,708 446 - 8,154 0.4% 29,442 13,541 - 42,983 2.1% 2014 102,739 21,684 - 124,423 6.0% 187,422 28,400 - 215,822 10.7% 2015 33,828 1,883,968 - 1,917,796 92.1% 207,493 33,841 - 241,334 12.0% Total $145,387 $1,935,142 $771 $2,081,300 100.0% $1,508,662 $498,156 $7,330 $2,014,148 100.0% Loans Held for Sale Loans Held for Investment Note: Reflects unpaid principal balance, net of write downs, of underlying loans before accounting adjustments for discounts and other items.

1st Quarter 2015First Mortgage Portfolio – by Original FICO ASSET QUALITY 40 First mortgage portfolio, by original FICO ($ in 000’s) Note: Reflects unpaid principal balance, net of write downs, of underlying loans before accounting adjustments for discounts and other items. Original FICO ARM Fixed Balloon Total % of Total ARM Fixed Balloon Total % of Total <580 $93 $4,957 $0 $5,049 0.2% $5,065 $12,957 $181 $18,203 0.9% 580-619 - 16,199 - 16,199 0.8% 6,455 24,722 545 31,722 1.6% 620-659 1,403 189,322 - 190,725 9.2% 63,014 52,473 412 115,899 5.8% 660-699 5,826 364,935 - 370,761 17.8% 296,517 103,345 1,266 401,128 19.9% >699 138,066 1,359,729 771 1,498,566 72.0% 1,137,610 304,659 4,927 1,447,196 71.9% Total $145,387 $1,935,142 $771 $2,081,300 100.0% $1,508,662 $498,156 $7,330 $2,014,148 100.0% Loans Held for Sale Loans Held for Investment

1st Quarter 2015 Orignal LTV ARM Fixed Balloon Total % of Total ARM Fixed Balloon Total % of Total <=70.00% $71,325 $530,664 $0 $601,989 28.9% $537,628 $143,392 $1,552 $682,573 33.9% >70.00% - 79.99% 58,151 557,089 606 615,845 29.6% 857,680 234,732 2,570 1,094,983 54.4% >80.00% - 89.99% 9,250 218,434 165 227,849 10.9% 78,270 46,465 1,869 126,604 6.3% >90.00% - 99.99% 6,662 609,764 - 616,426 29.6% 34,024 67,041 1,338 102,403 5.1% >100.00% -109.99% - 16,657 - 16,657 0.8% 695 4,113 - 4,808 0.2% >110.00% -124.99% - 2,029 - 2,029 0.1% 365 1,828 - 2,193 0.1% >125.00% - 504 - 504 0.0% - 584 - 584 0.0% Total $145,387 $1,935,142 $771 $2,081,300 100.0% $1,508,662 $498,156 $7,330 $2,014,148 100.0% Loans Held for Sale Loans Held for Investment First Mortgage Portfolio – by Original LTV ASSET QUALITY 41 First mortgage portfolio, by original LTV ($ in 000’s) Note: Reflects unpaid principal balance, net of write downs, of underlying loans before accounting adjustments for discounts and other items.

1st Quarter 2015 Loans Held for Sale HPI Adjusted LTV ARM Fixed Balloon Total % of Total ARM Fixed Balloon Total % of Total <=70.00% $80,516 $540,950 $0 $621,465 29.9% $817,349 $189,380 $1,336 $1,008,065 50.0% >70.00% - 79.99% 49,640 552,675 - 602,315 28.9% 346,589 100,217 1,449 448,255 22.3% >80.00% - 89.99% 8,302 213,130 165 221,597 10.6% 166,391 91,528 331 258,250 12.8% >90.00% - 99.99% 6,775 556,977 606 564,358 27.1% 110,863 69,624 2,392 182,878 9.1% >100.00% -109.99% 154 64,456 - 64,610 3.1% 43,381 23,910 826 68,118 3.4% >110.00% -124.99% - 5,118 - 5,118 0.2% 19,541 15,725 465 35,730 1.8% >125.00% - 1,836 - 1,836 0.1% 4,549 7,772 531 12,852 0.6% Total $145,387 $1,935,142 $771 $2,081,300 100.0% $1,508,662 $498,156 $7,330 $2,014,148 100.0% Loans Held for Investment First Mortgage Portfolio – by HPI Adjusted LTV ASSET QUALITY 42 First mortgage portfolio, by HPI Adjusted LTV($ in 000’s) Note: Reflects unpaid principal balance, net of write downs, of underlying loans before accounting adjustments for discounts and other items.

Interest-only loan portfolio

Concentrated in states with high home price appreciation

ASSET QUALITY
1st Quarter 2015

Interest-only loan portfolio, by state ($ in 000's)

State	2015		2016		2017		2018		Other		Total	
	Count	UPB	Count	UPB	Count	UPB	Count	UPB	Count	UPB	Count	UPB
CA	158	$62,371	35	$13,887	174	$98,123	6	$2,649	1	$25	374	$177,055
FL	194	46,315	46	12,539	58	23,741	2	773	5	561	305	83,930
MI	74	13,189	8	1,743	17	5,348	1	585	484	24,896	584	45,762
WA	50	13,108	14	3,610	39	17,424	3	897	-	-	106	35,039
AZ	62	15,730	13	3,196	31	14,890	-	-	1	350	107	34,166
CO	24	4,778	6	1,492	12	5,641	-	-	1	209	43	12,120
MD	31	10,324	9	2,990	21	10,219	1	234	1	357	63	24,123
NY	10	3,900	3	967	6	2,300	1	269	1	357	21	7,793
VA	29	9,393	3	964	12	6,238	-	-	-	-	44	16,595
TX	7	1,146	-	-	4	2,573	1	845	-	-	12	4,564
NJ	13	3,563	3	889	6	2,879	-	-	-	-	22	7,331
NV	26	6,332	-	-	8	2,825	-	-	-	-	34	9,157
Other	179	45,764	47	9,828	84	36,924	4	1,492	5	610	319	94,619
Total	**857**	**$235,913**	**187**	**$52,104**	**472**	**$229,125**	**19**	**$7,745**	**499**	**$27,366**	**2,034**	**$552,253**

Note: Reflects unpaid principal balance, net of write downs, of underlying loans before accounting adjustments for discounts and other items; Population is fixed as of 12/31/2011; Excludes any resolutions.

Home appreciation by state

State	1 Year	National Rank
CA	7.65%	7
FL	7.75%	6
All	4.91%	N/A

Source: FHFA Q4 2014 HPI Index

43

Flagstar Bancorp

1st Quarter 2015 44 FV of HELOCs • Revised loan specific loss model indicated a fair value adjustment for higher expected losses • Flagstar is returning 3rd party serviced HELOCs in-house to improve performance of end-of-term maturities Estimated expected losses – 3rd party serviced UPB of FV HELOCs reaching end-of-term by year Estimated cumulative default rates – 3rd party serviced $8 $4 $42 $15 $68 $40 $18 $2 2015 2016 2017 Thereafter Flagstar serviced 3rd party serviced Life-to-date end-of-term default rates FV HELOCs 7.0% 13.6% Flagstar serviced 3rd party serviced ASSET QUALITY Update pending 6.9% 7.8% 22.6% 19.4% 2005-1 2006-2 Q4'14 Estimated CDR Q1'15 Estimated CDR 5.0% 5.9% 11.5% 6.1% 2005-1 2006-2 Q4'14 Estimated EL Q1'15 Estimated EL

1st Quarter 2015Non-performing Loans HFI – by State ASSET QUALITY 45 First mortgage portfolio, by HPI Adjusted LTV($ in 000’s) State 1st Mortgages % of 1st Mortgages 2nd Mortgages HELOC Consumer Total Mortgages % of Total FL $16,600 21.3% $133 $648 $0 $17,381 20.8% CA 14,658 18.8% 440 317 - 15,415 18.4% NY 7,962 10.2% 25 261 - 8,248 9.9% NJ 5,712 7.3% 19 262 - 5,993 7.2% MI 3,497 4.5% 417 787 98 4,799 5.7% IL 3,420 4.4% 20 49 - 3,489 4.2% MD 2,558 3.3% 87 237 - 2,882 3.4% HI 2,471 3.2% - 213 - 2,684 3.2% WA 2,127 2.7% 103 61 - 2,291 2.7% TX 1,780 2.3% 114 - 1 1,895 2.3% GA 1,487 1.9% 37 58 - 1,582 1.9% MA 1,090 1.4% 89 205 - 1,384 1.7% NV 1,276 1.6% - 56 - 1,332 1.6% AZ 1,122 1.4% 165 - 1 1,288 1.5% PA 1,254 1.6% 10 - - 1,264 1.5% OTHER 10,772 13.8% 377 599 1 11,749 14.0% Total $77,786 100.0% $2,036 $3,753 $101 $83,676 100.0% Type of Mortgage Note: Reflects unpaid principal balance, net of write downs, of underlying loans before accounting adjustments for discounts and other items.

1st Quarter 2015Non-performing Loans HFI – by Vintage ASSET QUALITY 46 First mortgage portfolio, by HPI Adjusted LTV($ in 000’s) Vintage 1st Mortgages % of 1st Mortgages 2nd Mortgages HELOC Consumer Total Mortgages % of Total Older $6,211 8.0% $247 $154 $2 $6,614 7.9% 2004 15,351 19.7% 74 1,243 1 16,669 19.9% 2005 5,587 7.2% 507 933 - 7,027 8.4% 2006 7,799 10.0% 168 816 3 8,786 10.5% 2007 28,158 36.2% 877 468 5 29,508 35.3% 2008 11,925 15.3% - 52 - 11,977 14.3% 2009 998 1.3% - - - 998 1.2% 2010 252 0.3% 88 - 30 370 0.4% 2011 694 0.9% 75 - - 769 0.9% 2012 - 0.0% - 40 6 46 0.1% 2013 575 0.7% - 47 4 626 0.7% 2014 236 0.3% - - 50 286 0.3% Total $77,786 100.0% $2,036 $3,753 $101 $83,676 100.0% Type of Mortgage Note: Reflects unpaid principal balance, net of write downs, of underlying loans before accounting adjustments for discounts and other items.

1st Quarter 2015Supplemental capital ratios 47 NON-GAAP RECONCILIATION $mm – Basel III (transitional) to Basel III (fully phased-in) 1) On January 1, 2015, the Basel III rules became effective, subject to transitions provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014. Flagstar Bancorp Common Equity Tier 1 (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Tangible Assets) Tier 1 Capital (to Risk Weighted Assets) Total Risk-Based Capital (to Risk Weighted Assets) Regulatory capital as of 3/31/15 Basel III (transitional) $909 $1,257 $1,257 $1,336 Increased deductions related to deferred tax assets, mortgage servicing assets, and other capital components ($356) ($197) ($197) ($196) Basel III (fully phased-in) capital(1) $553 $1,060 $1,060 $1,140 Risk-weighted assets as of 3/31/15 Basel III assets (transitional) $5,909 $10,454 $5,909 $5,909 Net change in assets $3 ($197) $3 $3 Basel III (fully phased-in) assets(1) $5,912 $10,257 $5,912 $5,912 Capital ratios Basel III (transitional) 15.38% 12.02% 21.26% 22.61% % Basel III (fully phased-in)(1) 9.36% 10.34% 17.93% 19.28%

1st Quarter 2015Supplemental capital ratios 48 NON-GAAP RECONCILIATION $mm – Basel I to Basel III (transitional) as of 12/31/14 1) On January 1, 2015, the Basel III rules became effective, subject to transitions provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014. Flagstar Bancorp Common Equity Tier 1 (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Tangible Assets) Tier 1 Capital (to Risk Weighted Assets) Total Risk-Based Capital (to Risk Weighted Assets) Regulatory capital as of 12/31/14 Basel I capital N/A $1,184 $1,184 $1,252 Net change in capital N/A $37 $37 $37 Basel III (transitional) capital(1) $876 $1,221 $1,221 $1,289 Risk-weighted assets as 12/31/14 Basel I assets N/A $9,403 $5,190 $5,190 Net change in assets N/A $351 $42 $42 Basel III (transitional) assets(1) $5,232 $9,755 $5,232 $5,232 Capital ratios Basel I N/A 12.59% 22.81% 24.12% Basel III (transitional)(1) 16.74% 12.52% 23.34% 24.64%

1st Quarter 2015Supplemental capital ratios 49 NON-GAAP RECONCILIATION $mm – Basel III (fully phased-in) to Basel III (fully phased-in with TARP payoff) 1) On January 1, 2015, the Basel III rules became effective, subject to transitions provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014. Flagstar Bancorp Common Equity Tier 1 (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Tangible Assets) Tier 1 Capital (to Risk Weighted Assets) Total Risk-Based Capital (to Risk Weighted Assets) Regulatory capital as of 3/31/15 Basel III (transitional) $553 $1,060 $1,060 $1,140 Net change in capital ($73) ($340) ($340) ($340) Basel III (fully phased-in) capital(1) $480 $720 $720 $799 Risk-weighted assets as of 3/31/15 Basel III assets (transitional) $5,912 $10,257 $5,912 $5,912 Net change in assets ($91) ($10) ($91) ($91) Basel III (fully phased-in) assets(1) $5,821 $10,247 $5,821 $5,821 Capital ratios Basel III (transitional) 9.36% 10.34% 21.26% 19.28% % Basel III (fully phased-in)(1) 8.25% 7.03% 12.37% 13.73%

NON-GAAP RECONCILIATION

1st Quarter 2015

Efficiency ratio and earnings per share

$mm

	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
Net interest income (a)	$64.9	$61.3	$64.4	$62.4	$58.2
Noninterest income (b)	118.3	98.4	85.2	102.5	75.0
Less provisions:					
Representation and warranty reserve - change in estimate	(1.5)	(6.1)	2.2	5.2	(1.7)
Adjusting items :					
Loan fees and charges (1)	-	-	-	(10.0)	-
Representation and warranty reserve – change in estimate (2)	-	-	10.3	-	-
Other noninterest income (3)	-	-	-	-	21.1
Adjusted noninterest income	$118.3	$98.4	$95.5	$92.5	$96.1
Adjusted income (c)	**$181.7**	**$153.7**	**$162.1**	**$160.1**	**$152.6**
Noninterest expense (d)	$137.0	$139.2	$179.4	$121.4	$139.3
Adjusting items :					
Legal and professional expense (4)	-	-	(1.1)	(2.9)	-
Other noninterest expense (5)	-	-	(37.5)	10.0	-
Adjusted noninterest expense (e)	**$137.0**	**$139.2**	**$140.8**	**$128.5**	**$139.3**
Efficiency ratio (d/(a+b))	**74.8%**	**87.2%**	**120.0%**	**73.6%**	**104.6%**
Efficiency ratio (adjusted) (e/c)	**75.4%**	**90.6%**	**86.8%**	**80.2%**	**91.3%**
Net (loss) income applicable to common stockholders	$31.5	$11.1	($27.6)	$25.5	($78.9)
Adjustment to remove adjusting items	-	-	49.0	(17.1)	21.1
Tax impact of adjusting items	-	-	(13.6)	6.0	(7.4)
Adjusting tax item	-	-	-	-	-
Adjusted net (loss) income applicable to common stockholders	**$31.5**	**$11.1**	**$7.7**	**$14.4**	**($65.2)**
Diluted (loss) income per share	$0.43	$0.07	($0.61)	$0.33	($1.51)
Adjustment to remove adjusting items	-	-	0.86	(0.31)	0.38
Tax impact of adjusting items	-	-	(0.24)	0.11	(0.13)
Adjusting tax item	-	-	-	-	-
Diluted adjusted (loss) income per share	**$0.43**	**$0.07**	**$0.01**	**$0.13**	**($1.26)**
Weighted average shares outstanding					
Basic	56,385,454	56,310,858	56,249,300	56,230,458	56,194,184
Diluted	56,775,039	56,792,751	56,249,300	56,822,102	56,194,184

1) Reverse benefit for contract renegotiation.
2) Add back reserve increase related to indemnifications claims on government insured loans.
3) Negative fair value adjustment on repurchased performing loans and a benefit for contract renegotiation.
4) Adjust for legal expenses related to the litigation settlements during the respective periods.
5) Adjust for CFPB litigation settlement expense.

50

Flagstar Bancorp

1st Quarter 2015Quarterly noninterest expense, adjusted 51 $mm Q1 2015 Q4 2014 Q3 2014 Q2 2014 Q1 2014 Fixed expenses Compensation and benefits $60.8 $59.0 $53.5 $55.2 $65.6 Occumpancy and equipment 19.9 20.1 20.5 19.4 20.4 Asset resolution 7.8 13.4 13.7 17.9 11.5 Other noninterest expense(1) 26.4 26.8 32.3 19.2 26.8 Total fixed expenses $114.9 $119.3 $120.0 $111.7 $124.3 Variable expenses Commissions $10.4 $9.3 $10.3 $8.5 $7.2 Loan processing expenses 11.7 10.6 10.5 8.2 7.7 Total variable expenses $22.1 $19.9 $20.8 $16.7 $15.0 Non-recurring items (excluded) Other noninterest expenses $0.0 $0.0 $38.6 ($7.1) $0.0 Total non-recurring items $0.0 $0.0 $38.6 ($7.1) $0.0 Total noninterest expense $137.0 $139.2 $179.4 $121.4 $139.3 NON-GAAP RECONCILIATION 1) Other noninterest expense includes Federal insurance premiums, legal and professional expense and other noninterest expense

1st Quarter 2015Quarterly noninterest expense, annualized 52 $mm NON-GAAP RECONCILIATION 1H 2013 2H 2013 Run Rate Run Rate FY 2014 Fixed expenses Compensation and benefits $148.2 $131.2 $233.3 Occumpancy and equipment 41.6 38.4 80.4 Asset resolution 32.3 19.7 56.5 Other noninterest expense(1) 83.5 78.1 105.2 Total fixed expenses $305.6 $267.4 $475.3 Variable expenses Commissions $32.9 $21.5 $35.4 Loan processing expenses 32.5 19.7 37.0 Total variable expenses $65.4 $41.2 $72.4 Non-recurring items (excluded) Other noninterest expenses $0.0 $0.0 $31.5 Total non-recurring items $0.0 $0.0 $31.5 Total noninterest expense $371.0 $308.6 $579.2 Annualized fixed expenses $611.2 $534.8 $475.3 Annualized variable expenses $130.8 $82.4 $72.4 1) Other noninterest expense includes Federal insurance premiums, legal and professional expense and other noninterest expense